UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2009 (August 10, 2009)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610, Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paragraph (b) and (e). On August 10, 2009, Union Drilling, Inc. (the “Company”) announced that Mr. A.J. Verdecchia, its Vice President, Chief Financial Officer and Treasurer, informed the Company of his intention to resign his positions with the Company. To assist in the transition of his duties, the Company and Mr. Verdecchia have agreed that he will continue to serve in such capacities for the Company through September 30, 2009, during which time Mr. Verdecchia will be paid a salary and receive benefits at levels equivalent to those in effect immediately prior to the announcement of his resignation. Mr. Verdecchia will also be paid a lump sum of $115,000 provided the conditions set forth in the Separation Agreement (furnished as Exhibit 10.1 hereto) are satisfied in full as of September 30, 2009.

The Company issued a press release announcing the foregoing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Verdecchia’s resignation is not the result of any disagreement with the Company’s management, operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated August 10, 2009 between Union Drilling, Inc. and Mr. A.J. Verdecchia

99.1	Press release issued by Union Drilling, Inc. on August 10, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.

Date: August 11, 2009	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement dated August 10, 2009 between Union Drilling, Inc. and Mr. A.J. Verdecchia

99.1	Press release issued by Union Drilling, Inc. on August 10, 2009